                             Policy Number SPECIMEN

                   Insured  JOHN DOE
                            JANE DOE

  Initial Specified Amount  $500,000                  Date of Issue  MAY 1, 2000

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
A Stock Company         Home Office Location:  Fort Wayne, Indiana

     Administrator Mailing Address:  The Lincoln National Life Insurance Company
                                     350 Church Street
                                     Hartford, CT 06103-1106

The Lincoln National Life Insurance Company ("Lincoln Life") agrees to pay the Death Benefit Proceeds to the Beneficiary upon receipt of due proof of the death of the second Insured to die. Such payment shall be made as provided under GENERAL PROVISIONS, PAYMENT OF PROCEEDS. Lincoln Life further agrees to pay the surrender value to the Owner upon surrender of the policy.

RIGHT TO EXAMINE THE POLICY. The policy may be returned to the insurance agent through whom it was purchased or to Lincoln Life 10 days after receipt of the policy (20 days after its receipt where required by law for policies issued in replacement of other insurance). During this period (the "Right-to-Examine Period"), any premium paid will be placed in the Money Market Fund and, if the policy is so returned, it will be deemed void from the Date of Issue and Lincoln Life will refund all premium paid. If the policy is not returned, the premium payment will be processed as set forth in PREMIUM AND REINSTATEMENT PROVISIONS, ALLOCATION OF NET PREMIUM PAYMENTS.

ANY BENEFITS AND VALUES PROVIDED BY THE POLICY BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

THE DEATH BENEFIT PROCEEDS ON THE DATE OF ISSUE EQUAL THE INITIAL SPECIFIED AMOUNT OF THE POLICY. THEREAFTER, THE DEATH BENEFIT PROCEEDS MAY VARY UNDER THE CONDITIONS DESCRIBED UNDER INSURANCE COVERAGE PROVISIONS.

The policy is issued and accepted subject to the terms set forth on the following pages, which are made a part of the policy. In consideration of the application and the payment of premiums as provided, the policy is executed by Lincoln Life as of the Date of Issue.


                           Registrar

  FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY ON THE LIVES OF TWO INSUREDS
               Non-Participating Variable life insurance payable
                    upon death of the second Insured to die.
                            Adjustable Death Benefit.
              Surrender Value payable upon surrender of the policy.
   Flexible premiums payable to when the younger Insured reaches or would have reached Age 100 or the death of the second Insured to die, whichever is earlier.
                Investment results reflected in policy benefits.
                 Premium Payments and Supplementary Coverages as
                      shown in the Policy Specifications.

LN655

                                TABLE OF CONTENTS

                                                                           PAGE*

Policy Specifications .........................................................3

Schedule 1:  Surrender Charges.................................................5

Schedule 2:  Expense Charges and Fees..........................................6

Schedule 3: Table of Guaranteed Maximum Cost of Insurance Rates Per $1,000.....7

Schedule 4:  Corridor Percentages Table........................................8

Definitions....................................................................9

Premium and Reinstatement Provisions..........................................11

Ownership, Assignment and Beneficiary Provisions..............................12

Variable Account Provisions...................................................13

Policy Values Provisions......................................................14

Transfer Privilege Provision..................................................16

Nonforfeiture and Surrender Value Provisions..................................17

Loan Provisions...............................................................18

Insurance Coverage Provisions.................................................18

General Provisions............................................................20


Followed by Optional Methods of Settlement and Any Riders


*Page 4 is intentionally "blank."


LN655                                                                          2

                              POLICY SPECIFICATIONS

                             Policy Number SPECIMEN

                     Insured  JOHN DOE
                   Issue Age  35                      Premium Class  STANDARD

                     Insured  JANE DOE
                   Issue Age  32                      Premium Class  STANDARD

    Initial Specified Amount  $500,000                Date of Issue  MAY 1, 2000
    Minimum Specified Amount  $250,000      Monthly Anniversary Day  01


LN655 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

BENEFIT AMOUNT:        See Initial Specified Amount

DEATH BENEFIT OPTION:  Death Benefit Option is 1. (See INSURANCE COVERAGE
                       PROVISIONS.)

PREMIUM PAYMENTS:      Initial premium paid with application $10,000.00
                       Planned Premium $10,000.00
                       Additional premium payments may vary by frequency or amount.





PAYMENT MODE:          ANNUALLY

NO-LAPSE PREMIUM: A payment of at least $52.61 is due on the Date of Issue and each Monthly Anniversary Day thereafter to guarantee the policy will not lapse. All or a portion of the remaining monthly premiums can be paid in advance at any time. If such cumulative premium payments are paid, it will prevent the policy from lapsing. (SEE PREMIUM AND REINSTATEMENT PROVISIONS, NO-LAPSE PROVISION.)

                 NOTE: Unless the No-Lapse Provision is in effect, the
                       policy will terminate before the younger Insured reaches or would have reached Age 100 if the actual premiums paid and investment experience are insufficient to continue coverage to such a date.

LIMITS ON ALLOCATION OF NET PREMIUM PAYMENTS: All allocations of Net Premium Payments must be made in whole percentages and in aggregate must total 100%.

LIMITS ON TRANSFERS FROM THE FIXED ACCOUNT: Transfers from the Fixed Account shall be made only within the 30 day period after an anniversary of the Date of Issue. The amount of all such transfers in any such 30 day period shall not exceed 20% of the Fixed Account Value as of the immediately preceding anniversary of the Date of Issue. Lincoln Life may limit the dollar amount of such transfers. (SEE TRANSFER PRIVILEGE PROVISION.)

GUARANTEED MINIMUM LOAN INTEREST RATES: The interest rate credited on the Loan Account may vary, but will not be less than the interest rate charged on the Loan Account, less 2% per year during Policy years 1 through 10 and less 1% per year thereafter. (As of the Date of Issue, the annual rate at which interest is credited on the Loan Account Value will be equal to the interest rate charged on the Loan Account, less 1%, on and before the 10th Policy Anniversary, and the interest rate charged on the Loan Account, less 0%, thereafter.)


LN655                                                                          3

                              POLICY SPECIFICATIONS

                             Policy Number SPECIMEN

                     Insured  JOHN DOE
                   Issue Age  35                      Premium Class  STANDARD

                     Insured  JANE DOE
                   Issue Age  32                      Premium Class  STANDARD

    Initial Specified Amount  $500,000                Date of Issue  MAY 1, 2000
    Minimum Specified Amount  $250,000      Monthly Anniversary Day  01


OWNER
The Insureds

BENEFICIARY
Margaret Doe, Daughter, if surviving both Insureds


LN655                                                                3A - 1 of 1

                          THIS PAGE INTENTIONALLY BLANK

                          SCHEDULE 1: SURRENDER CHARGES


The charge assessed upon full surrender of the policy will be the lesser of the Surrender Charge shown or the then current Net Accumulation Value. Upon either a partial surrender or a decrease in Specified Amount, no surrender charge is applied. An additional surrender charge table will apply to each increase in Specified Amount permitted by Lincoln Life.

                                                  SURRENDER CHARGE AS OF
                 POLICY YEAR                     BEGINNING OF POLICY YEAR
                 -----------                     ------------------------
                     1                               $2,020.00
                     2                               $2,020.00
                     3                               $1,965.00
                     4                               $1,885.00
                     5                               $1,805.00
                     6                               $1,725.00
                     7                               $1,635.00
                     8                               $1,450.00
                     9                               $1,270.00
                    10                               $1,090.00
                    11                                 $905.00
                    12                                 $725.00
                    13                                 $545.00
                    14                                 $365.00
                    15                                  180.00
                    16 and thereafter                    $0.00


The procedures for full and partial surrenders and the imposition of surrender charges for full surrenders are described in greater detail in NONFORFEITURE AND SURRENDER VALUE PROVISIONS.

A transaction fee of the lesser of $25 or 2% of the amount surrendered is assessed for each partial surrender and will be processed as set forth in NONFORFEITURE AND SURRENDER VALUE PROVISIONS, PARTIAL SURRENDER.


LN655                                                                          5

                      SCHEDULE 2: EXPENSE CHARGES AND FEES

PREMIUM LOAD. Lincoln Life will deduct a Premium Load of 8% from each premium payment during the first 15 policy years and 5% thereafter.

MONTHLY ADMINISTRATIVE FEE. A Monthly Deduction is made on each Monthly Anniversary Day from the Net Accumulation Value. (SEE POLICY VALUES PROVISIONS, MONTHLY DEDUCTION.) It includes an administrative fee charge, Cost of Insurance charges and any charges for supplemental riders or optional benefits.

The monthly administrative fee as of the Date of Issue of the policy consists of:

(a)     a fee of $10.00 per month; and

(b) a monthly charge of per $1,000 of initial Specified Amount for the first 120 months from the Date of Issue, and

(c) a monthly charge per $1,000 for any increase in Specified Amount for the first 120 months following the date of increase.

The charge(s) described in (b) and (c) will be determined using the table below and will be based on the older Insured's Age at the Date of Issue or date of any increase in Specified Amount.

                      EXPENSE CHARGE                         EXPENSE CHARGE                         EXPENSE CHARGE
       AGE            PER $1,000                AGE           PER $1,000                AGE           PER $1,000
------------------ ------------------    ------------------ ----------------      ----------------- ----------------
      0-40              0.0600                  51             0.1080                    62            0.1400
       41               0.0640                  52             0.1160                    63            0.1400
       42               0.0680                  53             0.1240                    64            0.1400
       43               0.0720                  54             0.1320                    65            0.1450
       44               0.0760                  55             0.1400                    66            0.1450
------------------ ------------------    ------------------ ----------------      ----------------- ----------------
       45               0.0800                  56             0.1400                    67            0.1450
       46               0.0840                  57             0.1400                    68            0.1450
       47               0.0880                  58             0.1400                    69            0.1450
       48               0.0920                  59             0.1400                   70+            0.1500
       49               0.0960                  60             0.1400
       50               0.1000                  61             0.1400
------------------ ------------------    ------------------ ----------------      ----------------- ----------------

CHARGES AND FEES ASSOCIATED WITH THE VARIABLE SUB-ACCOUNTS. Lincoln Life imposes a mortality and expense risk ("M&E") charge, which is calculated as a percentage of the value of the Variable Sub-Accounts. The M&E charge is deducted from each Variable Sub-Account at the end of each Valuation Period. This charge is made daily at an equivalent annual rate of 0.80% of a Variable Sub-Account's Value.

Fund operating expenses may be deducted by each Fund as set forth in its prospectus.

TRANSFER FEE. A transaction fee of $25 may be applied by Lincoln Life to each transfer request in excess of 12 made during any Policy Year. A single transfer request, either In Writing or by telephone, may consist of multiple transactions.


LN655                                                                          6

         SCHEDULE 3: TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES

                (MONTHLY RATES PER $1,000 OF NET AMOUNT AT RISK)

SPECIAL NOTE: The Cost of Insurance Rate is the monthly rate charged under the policy. The Cost of Insurance Rate varies based on the sex, issue age (nearest birthday), duration and premium class of each Insured. It is determined under an actuarial formula, on file with the insurance supervisory official of the jurisdiction in which the policy is delivered, that reflects one-alive and both-alive probabilities. The rates set forth in the table below reflect the amount of the Flat Extra or the Risk Factor (substandard risk classification rates), if any, shown in the POLICY SPECIFICATIONS, and are based on the 1980 CSO Tables. The monthly Cost of Insurance Rate charged under the policy shall not exceed the applicable rate set forth in the table below for each respective duration (number of years from the Date of Issue).

                        MONTHLY                                 MONTHLY                                MONTHLY
     DURATION             RATE                DURATION           RATE                DURATION            RATE
------------------- -----------------     ----------------- ----------------      ---------------- -----------------

          1             0.00006                   2             0.00019                   3            0.00034
          4             0.00051                   5             0.00072                   6            0.00097
          7             0.00125                   8             0.00160                   9            0.00199
         10             0.00245                  11             0.00379                  12            0.00559
         13             0.00695                  14             0.00830                  15            0.00951

         16             0.01098                  17             0.01295                  18            0.01432
         19             0.01573                  20             0.01708                  21            0.01852
         22             0.01996                  23             0.02232                  24            0.02508
         25             0.02870                  26             0.03301                  27            0.03830
         28             0.04462                  29             0.05212                  30            0.06119

         31             0.07169                  32             0.08551                  33            0.10171
         34             0.12045                  35             0.14291                  36            0.16945
         37             0.20182                  38             0.24149                  39            0.29087
         40             0.35747                  41             0.56891                  42            0.77627
         43             0.99394                  44             1.32533                  45            1.74827

         46             2.19436                  47             2.72027                  48            3.28096
         49             3.91144                  50             4.63804                  51            5.46308
         52             6.38173                  53             7.43672                  54            8.40643
         55             9.48003                  56             9.85217                  57           10.16255
         58            10.43189                  59            10.68160                  60           10.91958

         61            11.74364                  62            12.61485                  63           13.53432
         64            13.63748                  65            13.72362                  66           13.79463
         67            13.80948                  68            13.81689                  69           13.81850


LN655                                                                          7

                     SCHEDULE 4: CORRIDOR PERCENTAGES TABLE


The amount of the Death Benefit Proceeds must satisfy certain requirements under the Internal Revenue Code if the policy is to qualify as insurance for Federal income tax purposes. The amount of the Death Benefit Proceeds required to be paid under the Internal Revenue Code to maintain the policy as life insurance under each of the Death Benefit Options (SEE INSURANCE COVERAGE PROVISIONS, DEATH BENEFIT OPTIONS) is equal to the product of the Accumulation Value and the applicable Corridor Percentage set forth below.

           ATTAINED AGE OF                                      ATTAINED AGE OF THE
         THE YOUNGER INSURED               CORRIDOR               YOUNGER INSURED               CORRIDOR
         (NEAREST BIRTHDAY)               PERCENTAGE             (NEAREST BIRTHDAY)            PERCENTAGE
       -----------------------          --------------       -------------------------        -------------

                 0-40                      250%                         70                       115%
                  41                       243                          71                       113
                  42                       236                          72                       111
                  43                       229                          73                       109
                  44                       222                          74                       107
             -------------              --------------             -------------              -------------

                  45                       215                          75                       105
                  46                       209                          76                       105
                  47                       203                          77                       105
                  48                       197                          78                       105
                  49                       191                          79                       105
             -------------              --------------             -------------              -------------

                  50                       185                          80                       105
                  51                       178                          81                       105
                  52                       171                          82                       105
                  53                       164                          83                       105
                  54                       157                          84                       105
             -------------              --------------             -------------              -------------

                  55                       150                          85                       105
                  56                       146                          86                       105
                  57                       142                          87                       105
                  58                       138                          88                       105
                  59                       134                          89                       105
             -------------              --------------             -------------              -------------

                  60                       130                          90                       105
                  61                       128                          91                       104
                  62                       126                          92                       103
                  63                       124                          93                       102
                  64                       122                          94                       101
             -------------              --------------             -------------              -------------

                  65                       120                          95                       100
                  66                       119                          96                       100
                  67                       118                          97                       100
                  68                       117                          98                       100
                  69                       116                          99                       100
             -------------              --------------             -------------              -------------


LN655                                                                          8

                                   DEFINITIONS


ACCUMULATION VALUE. The sum of (i) the Fixed Account value, (ii) the Variable Account value, and (iii) the Loan Account value under the policy.

ADMINISTRATOR MAILING ADDRESS. The Administrator Mailing Address for the policy is indicated on the front cover.

AGE.  The age of the subject person at her or his nearest birthday.

COST OF INSURANCE.  SEE POLICY VALUES PROVISIONS, COST OF INSURANCE.

COST OF INSURANCE RATES.  This term is defined in SCHEDULE 3.

DATE OF ISSUE. The date from which Policy Years, Policy Anniversaries and Age are determined. The Date of Issue is shown on the POLICY SPECIFICATIONS.

DEATH BENEFIT PROCEEDS. The amount payable to the Beneficiary upon the Second Death (defined below) in accordance with the Death Benefit Option elected. The two Death Benefit Options are described in INSURANCE COVERAGE PROVISIONS, DEATH BENEFIT OPTIONS.

DUE PROOF OF DEATH. A certified copy of an official death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof of death satisfactory to Lincoln Life.

FIXED ACCOUNT. The account under which principal is guaranteed and interest is credited at a rate of not less than 4% per year. (SEE POLICY VALUES PROVISION, INTEREST CREDITED UNDER FIXED ACCOUNT.) Fixed Account assets are general assets of Lincoln Life and are held in Lincoln Life's general account.

FUND(S). The Funds in the Variable Sub-Account portfolios to which the Owner may allocate Net Premium Payments or transfers and in the shares of which such allocations shall be invested. Each Fund is an open-end management investment company registered under the 1940 Act.

GRACE PERIOD. SEE PREMIUM AND REINSTATEMENT PROVISIONS, POLICY LAPSE AND GRACE PERIOD.

IN WRITING. With respect to any notice to Lincoln Life, this term means a written form satisfactory to Lincoln Life and received by it at the Administrator Mailing Address. With respect to any notice by Lincoln Life to the Owner, any assignee or other person, this term means written notice by ordinary mail to such person at the most recent address in Lincoln Life's records.

LOAN ACCOUNT. The account in which policy indebtedness (outstanding loans and interest) accrues once it is transferred out of the Fixed and/or Variable Sub-Accounts. The Loan Account is part of Lincoln Life's general account.

MONTHLY ANNIVERSARY DAY. The Day of the month, as shown in the POLICY SPECIFICATIONS, when Lincoln Life makes the Monthly Deduction, or the next Valuation Day if that day is not a Valuation Day or is nonexistent for that month.

MONTHLY DEDUCTION. The Monthly Deduction is made from the Net Accumulation Value; this deduction includes the Cost of Insurance, an administrative expense charge and charges for supplemental riders or benefits, if applicable. (SEE POLICY VALUES PROVISIONS, MONTHLY DEDUCTION). The first Monthly Deduction is made as of the Date of Issue. Monthly Deductions occur thereafter on each Monthly Anniversary Day.


LN655                                                                          9

MORTALITY AND EXPENSE RISK (M&E) RATE. A daily rate assessed by Lincoln Life as a percentage of the value of the Variable Sub-Accounts for its assumption of mortality and expense risks. The M&E Rate is specified in SCHEDULE 2.

NET ACCUMULATION VALUE.  The Accumulation Value less the Loan Account Value.

NET PREMIUM PAYMENT. The portion of a premium payment, after deduction of the Premium Load as specified in SCHEDULE 2, available for allocation to the Fixed and/or Variable Sub-Accounts.

1940 ACT. The Investment Company Act of 1940, as amended.

NO-LAPSE PREMIUM: The premium required to be paid on the Date of Issue and each Monthly Anniversary Day on a cumulative basis to prevent the policy from lapsing, if the No-Lapse Provision is elected. (SEE PREMIUM AND REINSTATEMENT PROVISIONS, NO-LAPSE Provision.)

NYSE.  New York Stock Exchange.

POLICY ANNIVERSARY. The day of the year the policy was issued, or the next Valuation Day if that day is not a Valuation Day or is nonexistent for that year.

POLICY YEAR. Each twelve-month period, beginning on the Date of Issue, during which the policy is in effect.

RIGHT-TO-EXAMINE PERIOD. SEE RIGHT TO EXAMINE THE POLICY, on the Cover of the Policy.

SEC.  The Securities and Exchange Commission.

SECOND DEATH.  The death of the second of the two Insureds to die.

SUB-ACCOUNT. The investment options available under this policy, including Variable Sub-Accounts and the Fixed Account.

SURRENDER VALUE. See NONFORFEITURE AND SURRENDER VALUE PROVISIONS, SURRENDER VALUE.

VALUATION DAY. Any day on which the NYSE is open for business, except a day during which trading on the NYSE is restricted or on which an SEC-determined emergency exists or on which the valuation or disposal of securities is not reasonably practicable, as determined under applicable law.

VALUATION PERIOD. The period beginning immediately after the close of business on a Valuation Day and ending at the close of business on the next Valuation Day.

VARIABLE ACCOUNT. The Lincoln Life Flexible Premium Variable Life Account R, which consists of all Variable Sub-Account(s) invested in shares of the Fund(s). Variable Account assets are separate account assets of Lincoln Life, the investment performance of which is kept separate from that of the general assets of Lincoln Life. Variable Account assets are not chargeable with the general liabilities of Lincoln Life.

VARIABLE ACCUMULATION UNIT. A unit of measure used to calculate the value of a Variable Sub-Account.


LN655                                                                         10

                      PREMIUM AND REINSTATEMENT PROVISIONS

PREMIUMS. The first premium must be paid to commence coverage under this policy (See INSURANCE PROVISIONS, DATE OF COVERAGE). Additional premium may be paid, with the consent of Lincoln Life and subject to the requirements under ADDITIONAL PREMIUMS, at any time before the younger Insured reaches or would have reached Age 100. There is no minimum premium requirement. However, except as provided under the NO-LAPSE PROVISION, the policy will lapse subject to the terms set forth in the POLICY LAPSE AND GRACE PERIOD if the Net Accumulation Value is insufficient to pay a Monthly Deduction.

PAYMENT OF PREMIUM. The initial premium is payable at the Administrator Mailing Address or to an authorized representative of Lincoln Life. All subsequent premium payments are payable at the Administrator Mailing Address.

PLANNED PREMIUM. If the Owner chooses to make periodic premium payments, Lincoln Life shall send premium reminder notices In Writing for the amounts and with the frequency elected by the Owner. Changes in the amounts or frequency of such payments will be subject to consent of Lincoln Life.

ADDITIONAL PREMIUM. In addition to any planned premium, it is possible to make additional premium payments of no less than $100 at any time before the younger Insured reaches or would have reached Age 100. Lincoln Life reserves the right to limit the amount or frequency of any such additional premium payments. If a payment of any additional premium would increase the difference between the Accumulation Value and the Specified Amount, Lincoln Life may reject the additional premium payment unless evidence of insurability is furnished to Lincoln Life and it agrees to accept the risk for both Insureds or any surviving Insured. If a payment of additional premium would cause the policy to cease to qualify as insurance for federal income tax purposes, Lincoln Life may reject all or such excess portion of the additional premium. Any additional premium payment received by Lincoln Life shall be applied as premium and not to repay any outstanding loans, unless Lincoln Life is specifically instructed otherwise In Writing by the Owner.

ALLOCATION OF NET PREMIUM PAYMENTS. Net Premium Payments may be allocated to the Fixed and/or Variable Sub-Accounts under the policy subject to POLICY SPECIFICATIONS, LIMITS ON ALLOCATION OF NET PREMIUM PAYMENTS. The Net Premium Payment associated with the initial premium payment and any Net Premium Payments received during the Right-to-Examine Period shall be allocated upon the expiration of the Right-to-Examine Period in accordance with the allocation percentages specified in the application. Subsequent Net Premium Payments shall be allocated on the same basis as the most recent Net Premium Payment unless Lincoln Life is otherwise instructed In Writing.

NO-LAPSE PROVISION. If the No-Lapse Provision has been selected, the Owner is required to pay, on the Date of Issue and on or before each Monthly Anniversary Day, the monthly No-Lapse Premium as specified in the POLICY SPECIFICATIONS. As long as the sum of all premium payments less any indebtedness and partial surrenders is at least equal to the sum of the No-Lapse Premiums due since the Date of Issue, the policy will not lapse even if the Net Accumulation Value is insufficient to meet the Monthly Deductions or the amount of indebtedness exceeds the Accumulation Value, less Surrender Charges.

A period of 61 days will be granted for the No-Lapse Provision if on any Monthly Anniversary Day it is determined that the No-Lapse Premium requirement has not been met. At least 31 days before the end of that period, Lincoln Life will notify the Owner of the amount of premium necessary to maintain the No-Lapse Provision. The amount required shall be the difference between (a) the sum of the No-Lapse Premiums due since the Date of Issue, and (b) the sum of all premiums paid less indebtedness and partial surrenders.

The No-Lapse Provision will terminate if (a) the No-Lapse Premium requirements are not met, (b) there is an increase in the Specified Amount, or (c) there is a change in the Death Benefit Option. Once the No- Lapse Provision is terminated, it cannot be reinstated.


LN655                                                                         11

POLICY LAPSE AND GRACE PERIOD. Except as provided under the NO-LAPSE PROVISION, if on any Monthly Anniversary Day the Net Accumulation Value is insufficient to cover the current Monthly Deduction, or if the amount of indebtedness exceeds Accumulation Value less Surrender Charges, Lincoln Life shall send a notice In Writing to the Owner and any assignee of record. Such notice shall state the amount which must be paid to avoid termination. The Net Premium Payment due will be at least equal to (a) the amount by which the Monthly Deduction Amount exceeds the Net Accumulation Value, or (b) the amount by which the indebtedness exceeds the Accumulation Value, less Surrender Charges, and (c) enough additional premium to maintain the policy in force for at least two months.

If the amounts set forth in the notice are not paid to Lincoln Life on or before the day that is the later of (a) 31 days after the date of mailing of the notice, and (b) 61 days after the Monthly Anniversary Day with respect to which such notice applies (together, the "Grace Period"), then the policy shall terminate. All coverage under the policy will then lapse without value.

REINSTATEMENT. After the policy has lapsed due to the failure to make a necessary payment before the end of an applicable Grace Period, the policy may be reinstated if both Insureds are living provided (a) the policy has not been surrendered, (b) there is an application for reinstatement In Writing, (c) evidence of insurability is furnished to Lincoln Life and it agrees to accept the risk as to both Insureds, (d) enough premium is paid to keep the policy in force for at least 2 months, and (e) any accrued loan interest is paid. The reinstated policy shall be effective as of the Monthly Anniversary Day after the date on which Lincoln Life approves the application for reinstatement. The surrender charges set forth in SCHEDULE 1 will be reinstated as of the Policy Year in which the policy lapsed.

                OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS

OWNER. The Owner on the Date of Issue will be the person designated in the POLICY SPECIFICATIONS. If no person is designated as Owner, the Insureds will be the Owner.

RIGHTS OF OWNER. So long as one of the Insureds is alive and except as provided below, the Owner may exercise all rights and privileges under the policy including the right to: (a) release or surrender the policy to Lincoln Life, (b) agree with Lincoln Life to any change in or amendment to the policy, (c) transfer all rights and privileges to another person, (d) change the Beneficiary, and (e) assign the policy.

The Owner may exercise any rights and privileges under the policy without the consent of any designated Beneficiary if the Owner has reserved the right to change the Beneficiary. If there is an assignment of the policy recorded with Lincoln Life, the Owner may exercise the rights and privileges under the policy only with the consent of the recorded assignee.

Unless provided otherwise, if the Owner is a person other than an Insured and dies before the Second Death, all of the rights and privileges of the Owner under the policy shall vest in the Owner's executors, administrators or assigns.

TRANSFER OF OWNERSHIP. The Owner may transfer all rights and privileges of the Owner. On the date of transfer, the transferee shall become the Owner and shall have all the rights and privileges of the Owner. The Owner may revoke any transfer before the date of transfer.


LN655                                                                         12

A transfer, or a revocation of transfer, shall be In Writing and shall take effect the later of the date of transfer specified by the Owner or the date it is recorded by Lincoln Life, and any payment made or any action taken or allowed by Lincoln Life before such time in reliance on the recorded ownership of the policy shall be without prejudice to Lincoln Life.

Unless otherwise directed by the Owner, with the consent of any assignee recorded with Lincoln Life, a transfer shall not affect the interest of any Beneficiary designated before the date of transfer.

ASSIGNMENT. Assignment of the policy shall be In Writing and shall be effective when Lincoln Life receives it. Lincoln Life shall not be responsible for the validity or sufficiency of any assignment. An assignment of the policy shall remain effective only so long as the assignment remains in force. If an assignment so provides, it shall transfer the interest of any designated transferee or of any Beneficiary if the Owner has reserved the right to change the Beneficiary.

BENEFICIARY. The Beneficiary on the Date of Issue shall be the person designated in the POLICY SPECIFICATIONS. Unless provided otherwise, the interest of any Beneficiary who dies before the Second Death shall vest in the Owner or the Owner's executors, administrators or assigns.

CHANGE OF BENEFICIARY. The Beneficiary may be changed from time to time. Unless provided otherwise, the right to change the Beneficiary is reserved to the Owner. A request for change of Beneficiary shall be In Writing, signed by the Owner and, if the right to change the Beneficiary has not been reserved to the Owner, signed by the existing Beneficiary. A change of Beneficiary shall be effective, retroactive to the date of request, only when the change recorded by Lincoln Life, and any payment made or any action taken or allowed by Lincoln Life before such time in reliance on its records as to the identity of the Beneficiary shall be without prejudice to Lincoln Life.

                           VARIABLE ACCOUNT PROVISIONS

VARIABLE ACCOUNT AND VARIABLE SUB-ACCOUNTS. Assets invested on a variable basis are held in the separate account ("Variable Account") which is designated in the DEFINITIONS of the policy. The separate account was established by a resolution of Lincoln Life's Board of Directors as a "separate account" under the insurance law of the State of Indiana, Lincoln Life's state of domicile and is registered as a unit investment trust under the 1940 Act. The assets of the Variable Account (except assets in excess of the reserves and other contract liabilities of the Variable Account) shall not be chargeable with liabilities arising out of any other business conducted by Lincoln Life and the income, gains or losses from the Variable Account assets shall be credited or charged against the Variable Account without regard to the income, gains or losses of Lincoln Life. The Variable Account assets are owned and controlled exclusively by Lincoln Life, and Lincoln Life is not a trustee with respect to such assets.

The Variable Account is divided into Variable Sub-Accounts. The assets of each Variable Sub-Account shall be invested fully and exclusively in shares of the appropriate Fund for such Variable Sub-Account. The investment performance of each Variable Sub-Account shall reflect the investment performance of the appropriate Fund. For each Variable Sub-Account, Lincoln Life shall maintain Variable Accumulation Units as a measure of the investment performance of the Fund shares held in such Variable Sub-Account.

Subject to any vote by persons entitled to vote thereon under the 1940 Act, Lincoln Life may elect to operate the Variable Account as a management company instead of a unit investment trust under the 1940 Act or, if registration under the 1940 Act is no longer required, to deregister the Variable Account.


LN655                                                                         13

In the event of such a change, Lincoln Life shall endorse the policy to reflect the change and may take any other necessary or appropriate action required to effect the change. Any changes in the investment policies of the Variable Account shall first be approved by the Indiana Insurance Commissioner and approved or filed, as required, in any other state or other jurisdiction where the policy was issued.

INVESTMENTS OF THE VARIABLE SUB-ACCOUNTS. All amounts allocated or transferred to a Variable Sub-Account will be used to purchase shares of the appropriate Fund. Each Fund Group shall at all times be registered under the 1940 Act as an open-end management investment company. The Funds available for investment and for which Variable Sub-Accounts have been established as of the Date of Issue are listed in the application. Lincoln Life, after due consideration of appropriate factors, may add additional Funds and Fund Groups at any time or may eliminate or substitute Funds or Fund Groups in accordance with FUND WITHDRAWAL AND SUBSTITUTED Securities. Any and all distributions made by a Fund will be reinvested in additional shares of that Fund at net asset value. Deductions by Lincoln Life from a Variable Sub-Account will be made by redeeming a number of Fund shares at net asset value equal in total value to the amount to be deducted.

INVESTMENT RISK. Fund share values fluctuate, reflecting the risks of changing economic conditions and the ability of a Fund Group's investment adviser or sub-adviser to manage that Fund and anticipate changes in economic conditions. As to the Variable Account assets, the Owner bears the entire investment risk of gain or loss.

FUND WITHDRAWAL AND SUBSTITUTED SECURITIES. If a particular Fund ceases to be available for investment, or Lincoln Life determines that further investment in the particular Fund is not appropriate in view of the purposes of the Variable Account (including without limitation that it is not appropriate in light of legal, regulatory or federal income tax considerations), Lincoln Life may withdraw the particular Fund as a possible investment in the Variable Account and may substitute shares of a new or different Fund for shares of the withdrawn Fund. Lincoln Life shall obtain any necessary regulatory or other approvals. Lincoln Life may make appropriate endorsements to the policy to the extent reasonably required to reflect any withdrawal or substitution.

                            POLICY VALUES PROVISIONS

ACCUMULATION VALUE. The Accumulation Value equals the sum of (i) the Fixed Account value, (ii) the Variable Account value, and (iii) the Loan Account value. At any point in time, therefore, the Accumulation Value reflects (a) Net Premium Payments made, (b) the amount of any partial surrenders, (c) any increases or decreases as a result of market performance in the Variable Sub-Accounts, (d) interest credited under the Fixed Account, (e) interest credited under the Loan Account, (f) monthly deductions, and (g) all expenses and fees as specified under SCHEDULE 2.

FIXED ACCOUNT VALUE. The Fixed Account value, if any, with respect to the policy, at any point in time, is equal to the sum of the Net Premium Payments allocated or other amounts (net of any charges) transferred to the Fixed Account plus interest credited to such account less the portion of the Monthly Deductions applied to the Fixed Account and less any partial surrenders or amounts transferred from the Fixed Account.

INTEREST CREDITED UNDER FIXED ACCOUNT. Lincoln Life will credit interest to the Fixed Account daily. The interest rate applied to the Fixed Account will be the greater of: (a) a compounded daily rate of 0.010746% (equivalent to a compounded annual rate of 4%), or (b) a rate determined by Lincoln Life from time to time. Such rate will be established on a prospective basis.

LOAN ACCOUNT VALUE. The Loan Account value, if any, with respect to the policy, is the amount of any outstanding loan(s), including any interest charged on the loan(s). (SEE LOAN PROVISIONS, LOAN ACCOUNT.)


LN655                                                                         14

INTEREST RATE CREDITED ON LOAN ACCOUNT. The interest rate credited on the Loan Account may vary, but will not be less than the interest rate charged on the loan account less 2% per year during Policy years 1 through 10 and less 1% per year thereafter. (SEE the POLICY SPECIFICATIONS for the rate in effect as of the Date of Issue.)

Such loan interest amount will be transferred into the Fixed and/or Variable Sub-Accounts in proportion to the then current Net Accumulation Value, unless the Owner and Lincoln Life agree otherwise.

VARIABLE ACCOUNT VALUE. The Variable Account value, if any, with respect to the policy, for any Valuation Period is equal to the sum of the then stated values of all Variable Sub-Accounts under the policy. The stated value of each Variable Sub-Account is determined by multiplying the number of Variable Accumulation Units, if any, credited or debited to such Variable Sub-Account with respect to the policy by the Variable Accumulation Unit Value of the particular Variable Sub-Account for such Valuation Period.

VARIABLE ACCUMULATION UNIT VALUE. Net Premium Payments, or portions thereof, allocated, or amounts transferred, to each Variable Sub-Account are converted into Variable Accumulation Units. The Variable Accumulation Unit value for a Variable Sub-Account for any Valuation Period after the inception of the Variable Sub-Account is determined as follows:

1. The total value of Fund shares held in the Variable Sub-Account is calculated by multiplying the number of Fund shares owned by the Variable Sub-Account at the beginning of the Valuation Period by the net asset value per share of the Fund at the end of the Valuation Period and adding any dividend or other distribution of the Fund earned during the Valuation Period; minus

2. The liabilities of the Variable Sub-Account at the end of the Valuation Period; such liabilities include daily charges imposed on the Variable Sub-Account and may include a charge or credit with respect to any taxes paid or reserved for by Lincoln Life that Lincoln Life determines result from the operations of the Variable Account; and

3. The result of (2) is divided by the number of Variable Accumulation Units for that Variable Sub-Account outstanding at the beginning of the Valuation Period.

The daily charges imposed on a Variable Sub-Account for any Valuation Period are equal to the M&E charge multiplied by the number of calendar days in the Valuation Period.

The accumulation unit value may increase or decrease from Valuation Period to Valuation Period.

COST OF INSURANCE. The Cost of Insurance is determined monthly. Such cost is calculated as (1), multiplied by the result of (2) minus (3), where:

(1)     is the Cost of Insurance Rate as described in COST OF INSURANCE RATES,

(2) is the Death Benefit at the beginning of the policy month, divided by 1.0032737, and

(3) is the Accumulation Value at the beginning of the policy month prior to the deduction for the monthly Cost of Insurance.

COST OF INSURANCE RATES. The Cost of Insurance Rates are determined from time to time by Lincoln Life based on its expectations of future mortality and vary as set forth in SCHEDULE 3. The actuarial formula used to make such determination has been filed with the insurance supervisory official of the jurisdiction in which the policy is delivered. Any change in Cost of Insurance Rates will apply to all individuals of the same class as the Insured. The Cost of Insurance Rates shall not exceed the amounts described in SCHEDULE 3.


LN655                                                                         15

MONTHLY DEDUCTION. Each month, on the Monthly Anniversary Day, Lincoln Life will deduct the Monthly Deduction by withdrawing the amount from the Fixed and Variable Sub-Accounts in proportion to which the balances invested in such Fixed and Variable Sub-Accounts bear to the Net Accumulation Value as of the date on which the deduction is made. The Monthly Deduction for a policy month will be calculated as Charge (1) plus Charge (2) where:

CHARGE (1) is the Cost of Insurance (as described in COST OF INSURANCE) and the cost of any supplemental riders or optional benefits, and

CHARGE (2) is the Monthly Administrative Fee as described under SCHEDULE 2.

BASIS OF COMPUTATIONS. The Cost of Insurance Rates are guaranteed to be no greater than that calculated based on the applicable 1980 Commissioners Standard Ordinary Mortality Table (Age nearest birthday).

All policy values are at least equal to that required by the jurisdiction in which the policy is delivered. A detailed statement of the method of computing values has been filed with the insurance supervisory official of that jurisdiction.

                          TRANSFER PRIVILEGE PROVISION

TRANSFER PRIVILEGE. At any time while the policy is in force, other than during the Right-to-Examine Period, the Owner has the right to transfer amounts among the Fixed and Variable Sub-Accounts then available under the policy. All such transfers are subject to the following provisions. Transfers may be made In Writing, or by telephone if telephone transfers have been previously authorized In Writing. Transfer requests must be received at the Administrator Mailing Address prior to the time of day set forth in the prospectus and provided the NYSE is open for business, in order to be processed as of the close of business on the date the request is received; otherwise, the transfer will be processed on the next business day the NYSE is open for business. Lincoln Life shall not be responsible for (a) any liability for acting in good faith upon any transfer instructions given by telephone, or (b) the authenticity of such instructions. A single transfer request, either In Writing or by telephone, may consist of multiple transactions.

Transfers from the Fixed Sub-Account are subject to the POLICY SPECIFICATIONS, LIMITS ON TRANSFERS. Transfers to the Fixed Sub-Account will earn interest as specified under POLICY VALUES PROVISIONS, INTEREST CREDITED UNDER FIXED ACCOUNT. Transfers involving Variable Sub-Accounts will reflect the purchase or cancellation of Variable Accumulation Units having an aggregate value equal to the dollar amount being transferred to or from a particular Variable Sub-Account. The purchase or cancellation of such units shall be made using Variable Accumulation Unit values of the applicable Variable Sub-Account for the Valuation Period during which the transfer is effective.

Unless otherwise changed by Lincoln Life to be less restrictive, transfers shall be subject to the following conditions: (a) Up to 12 transfer requests may be made during any Policy Year without charge, however, for each transfer request in excess of 12, a transfer fee as set forth in SCHEDULE 2 may be deducted on a pro-rata basis from the Fixed and/or Variable Sub-Accounts from which the transfer is being made; (b) The amount being transferred may not be less than $100 unless the entire value of the Fixed or Variable Sub-Account is being transferred; (c) The amount being transferred may not exceed Lincoln Life's maximum amount limit then in effect; (d) Transfers among the Variable Sub-Accounts or from a Variable


LN655                                                                         16

Sub-Account to the Fixed Account can be made at any time; (e) Transfers involving Variable Sub-Account(s) shall be subject to such additional terms and conditions as may be imposed by the Funds; and (f) Any value remaining in the Fixed or a Variable Sub-Account following a transfer may not be less than $100.

                  NONFORFEITURE AND SURRENDER VALUE PROVISIONS

SURRENDER. Surrender of the policy is effective on the business day of receipt by Lincoln Life of the policy and a request for surrender In Writing, provided that at the time of such receipt the policy is in force.

SURRENDER VALUE. The amount payable on surrender of the policy (the "Surrender Value") shall be the Net Accumulation Value less any accrued loan interest not yet charged, and less any Surrender Charges as determined under the provision of
SCHEDULE 1.

The Surrender Value shall be paid by Lincoln Life in a lump sum or as provided under the OPTIONAL METHODS OF SETTLEMENT rider. Any deferment of payments by Lincoln Life will be subject to GENERAL PROVISIONS, DEFERMENT OF PAYMENTS.

CONTINUATION OF COVERAGE. Unless otherwise agreed to by the Owner and Lincoln Life, if at least one Insured is still living when the younger Insured becomes or would have become age 100 and the policy has not lapsed or been surrendered, the Variable Account Value, if any, will be transferred to the Fixed Account on the next Monthly Anniversary Day after the younger Insured becomes or would have become age 100. No further Monthly Deductions will be made and the policy will remain in force until it is surrendered or the Death Benefit Proceeds become payable.

PARTIAL SURRENDER. A partial surrender may be made from the Policy on any Valuation Day in accordance with the following as long as the policy is in force. A partial surrender must be requested In Writing or, if previously authorized, by telephone. A partial surrender may only be made if the amount of the partial surrender, including the transaction fee, is (a) not less than $525;
(b) not more than 90% of the Surrender Value of the policy as of the end of the Valuation Period ending on the Valuation Day on which the request is accepted by Lincoln Life; and (c) would not cause the Specified Amount to decline below the Minimum Specified Amount set forth in the POLICY SPECIFICATIONS. The amount of the partial surrender and the $25 transaction fee (as indicated in Schedule 1:
Surrender Charges) shall be withdrawn from the Fixed and/or Variable Sub-Accounts in proportion to the balances invested in such Sub-Accounts.

Any surrender results in a withdrawal of funds from all of the Fixed and/or Variable Sub-Accounts. Any surrender from a Variable Sub-Account will result in the cancellation of Variable Accumulation Units which have an aggregate value on the date of the surrender equal to the total amount by which the Variable Sub-Account is reduced. The cancellation of such units will be based on the Variable Accumulation Unit value of the Variable Sub-Account determined at the close of the Valuation Period during which the surrender is effective.

EFFECT OF PARTIAL SURRENDERS ON ACCUMULATION VALUE AND SPECIFIED AMOUNT. As of the end of the Valuation Day on which there is a partial surrender, (a) the Accumulation Value shall be reduced by the sum of (i) the amount of the partial surrender, plus (ii) the transaction fee specified in SCHEDULE 1; and (b) if DEATH BENEFIT OPTION 1 is in effect, the Specified Amount shall be reduced by the amount of the partial surrender.


LN655                                                                         17

                                 LOAN PROVISIONS

POLICY LOANS. If the policy has Surrender Value, Lincoln Life will grant a loan against the policy provided: (a) a proper loan agreement is executed and (b) a satisfactory assignment of the policy to Lincoln Life is made. The loan may be for any amount up to 100% of the then current Surrender Value; however, Lincoln Life reserves the right to limit the amount of such loan so that total indebtedness will not exceed 90% of the then current Accumulation Value less the Surrender Charge as set forth under SCHEDULE 1. The amount borrowed will be paid within seven days of Lincoln Life's receipt of such request, except as Lincoln Life may be permitted to defer the payment of amounts as specified under GENERAL PROVISIONS, DEFERMENT OF PAYMENTS.

The minimum loan amount is $500. Lincoln Life reserves the right to modify this amount in the future. Lincoln Life will withdraw such loan from the Fixed and/or Variable Sub-Accounts in proportion to the then current account values, unless the Owner instructs Lincoln Life otherwise.

LOAN ACCOUNT. The amount of any loan will be transferred out of the Fixed and/or Variable Sub-Accounts as described above. Such amount will become part of the Loan Account Value. The outstanding loan balance at any time includes accrued interest on the loan.

LOAN REPAYMENT. The outstanding loan balance (i.e. indebtedness) may be repaid at any time during the lifetime of either Insured, however, the minimum loan repayment is $100 or the amount of the outstanding indebtedness, if less. The Loan Account will be reduced by the amount of any loan repayment. Any repayment of indebtedness, other than loan interest, will be allocated to the Fixed and/or Variable Sub-Accounts in the same proportion in which Net Premium Payments are currently allocated, unless the Owner and Lincoln Life agree otherwise In Writing.

INTEREST RATE CHARGED ON LOAN ACCOUNT. Interest charged on the Loan Account will be at a rate equivalent to 8% per year, payable in arrears.

Interest charged on the Loan Account is payable annually on each Policy Anniversary or as otherwise agreed In Writing by the Owner and Lincoln Life. Such loan interest amount, if not paid when due, will be transferred out of the Fixed and/or Variable Sub-Accounts in proportion to the then current Net Accumulation Value and into the Loan Account, unless both the Owner and Lincoln Life agree otherwise.

INDEBTEDNESS. The term "indebtedness" means money which is owed on this policy due to an outstanding loan and interest accrued thereon, but not yet charged. A loan, whether or not repaid, will have a permanent effect on the Net Accumulation Value and may have a permanent effect on the Death Benefit Proceeds. Any indebtedness at time of settlement will reduce the proceeds payable under the policy. A policy loan reduces the then current Net Accumulation Value under the policy while repayment of a loan will cause an increase in the then current Net Accumulation Value.

If at any time the total indebtedness against the policy, including interest accrued but not due, equals or exceeds the then current Accumulation Value less surrender charge, a notice will be sent at least 31 days before the end of the grace period to the Owner and to assignees, if any, that this policy will terminate unless the indebtedness is repaid. The policy will thereupon terminate without value subject to the conditions in PREMIUM AND REINSTATEMENT PROVISIONS, POLICY LAPSE AND GRACE PERIOD.

                          INSURANCE COVERAGE PROVISIONS

DATE OF COVERAGE. The date of coverage will be the Date of Issue provided the initial premium has been paid and the policy has been accepted by the Owner (1) while both Insureds are alive and (2) prior to any change in health and insurability as represented in the application.


LN655                                                                         18

For any insurance that has been reinstated, the date of coverage will be the Monthly Anniversary Day that coincides with or next follows the day the application for reinstatement is approved by Lincoln Life, provided both of the Insureds are alive on such day.
(SEE PREMIUM AND REINSTATEMENT PROVISIONS, REINSTATEMENT.)

TERMINATION OF COVERAGE. All coverage under the policy terminates on the first to occur of the following:

1.      Surrender of the policy;

2.      Death of the second of the Insureds to die; and

3. Failure to pay the amount of premium necessary to avoid termination before the end of any applicable Grace Period.

No action by Lincoln Life after such a termination of the policy, including any Monthly Deduction made after termination of coverage, shall constitute a reinstatement of the policy or waiver of the termination. Any such deduction will be refunded.

DEATH BENEFIT PROCEEDS. If both Insureds die while the policy is in force, Lincoln Life shall pay Death Benefit Proceeds equal to the greater of (i) the amount determined under the Death Benefit Option in effect at the time of the Second Death, or (ii) an amount determined by Lincoln Life equal to that required by the Internal Revenue Code to maintain the contract as a life insurance policy (SEE SCHEDULE 4.)

DEATH BENEFIT OPTIONS. Following are the Death Benefit Options available under the policy:

        DEATH BENEFIT OPTION 1:

        THE SPECIFIED AMOUNT. The Specified Amount on the Second Death, less any indebtedness and partial surrenders.

        DEATH BENEFIT OPTION 2:

        SUM OF THE SPECIFIED AMOUNT AND THE ACCUMULATION VALUE. The sum of the Specified Amount plus the Net Accumulation Value as of the Valuation Day immediately after the Second Death, less loan interest accrued but not yet charged.

Unless DEATH BENEFIT OPTION 2 is elected, the Owner will be deemed to have elected DEATH BENEFIT OPTION 1.

CHANGES IN SPECIFIED AMOUNT AND DEATH BENEFIT OPTION. Unless provided otherwise, a change in Specified Amount or Death Benefit Option may be effected any time while this policy is in force, subject to (a) the consent of Lincoln Life, b) all such changes must be requested In Writing on a form satisfactory to Lincoln Life and filed at the Administrator Mailing Address, and (c) the following conditions:

CHANGES IN SPECIFIED AMOUNT:
1. If a decrease in the Specified Amount is requested, the decrease will become effective on the Monthly Anniversary Day that coincides with or next follows the receipt of the request provided any requirements, as determined by Lincoln Life, are met.

        In such event, Lincoln Life will reduce the existing Specified Amount against the most recent increase first, then against the next most recent increases successively, and finally, against insurance provided under the original application; however, Lincoln Life reserves the right to limit the amount of any decrease so that the Specified Amount will not be less than the Minimum Specified Amount shown in the POLICY SPECIFICATIONS.


LN655                                                                         19

2. If an increase in the Specified Amount is requested:

        (a) a supplemental application must be submitted and evidence of insurability of both Insureds satisfactory to Lincoln Life must be furnished; and

        (b) any other requirements as determined by Lincoln Life must be met.

        If Lincoln Life approves the request, the increase will become effective upon (i) the Monthly Anniversary Day that coincides with or next follows the date the request is approved by Lincoln Life and (ii) the deduction from the Accumulation Value (in proportion to the then current account values of the Fixed and/or Variable Sub-Accounts) of the first month's Cost of Insurance for the increase, provided both Insureds are alive on such day.

CHANGES IN DEATH BENEFIT OPTION:
1. On a change from DEATH BENEFIT OPTION 1 to DEATH BENEFIT OPTION 2:

        The Specified Amount will be reduced by the Accumulation Value as of the Monthly Anniversary Day that coincides with or next follows the date of receipt of the request for change.

2. On a change from DEATH BENEFIT OPTION 2 to DEATH BENEFIT OPTION 1:

        The Specified Amount will be increased by the Accumulation Value and the date of the change will be the Monthly Anniversary Day that coincides with or next follows the date of receipt of the request for change.

Lincoln Life will not allow a decrease in the amount of insurance below the minimum amount required to maintain this contract as a life insurance policy under the Internal Revenue Code.

                               GENERAL PROVISIONS

THE POLICY. The policy and the application for the policy constitute the entire contract between the parties. All statements made in the application shall, in the absence of fraud, be deemed representations and not warranties. No statement may be used in defense of a claim under the policy unless it is contained in the application and a copy of the application is attached to the policy when issued.

Only the President, a Vice President, an Assistant Vice President, a Secretary, a Director or an Assistant Director of Lincoln Life may execute or modify the policy.

The policy is executed at the Administrator Mailing Address located on the front cover of the policy.

NON-PARTICIPATION.  The policy is not entitled to share in surplus distribution.

NOTICE OF CLAIM. Due Proof of Death must be furnished to Lincoln Life as soon as reasonably practicable after the death of each Insured. Such notice shall be given to Lincoln Life In Writing by or on behalf of the Owner.

PAYMENT OF PROCEEDS. Proceeds, as used in this policy, means the amount payable
(a) upon the surrender of this policy, or (b) upon the Second Death.

The amount payable upon receipt of due proof of the Second Death will be the Death Benefit Proceeds as of the date of death. (See INSURANCE COVERAGE PROVISIONS, DEATH BENEFIT PROCEEDS.) Death Benefit Proceeds are payable at the Administrator Mailing Address upon the Second Death subject to the receipt of Due Proof of Death for both Insureds. If the Second Death occurs during the GRACE PERIOD, Lincoln Life will pay the Death Benefit Proceeds for the Death Benefit Option in effect immediately prior to the GRACE PERIOD reduced by any overdue monthly deductions.


LN655                                                                         20

If the policy is surrendered, the proceeds will be the Surrender Value described in NONFORFEITURE AND SURRENDER VALUE PROVISIONS.

The proceeds are subject to the further adjustments described in the following provisions:

1.      Misstatement of Age or Sex;

2.      Incontestability; and

3.      Suicide.

When settlement is made, Lincoln Life may require return of the policy.

DEFERMENT OF PAYMENTS. Any amounts payable as a result of loans, surrender, or partial surrenders will be paid within 7 days of Lincoln Life's receipt of such request. However, payment of amounts from the Variable Sub-Accounts may be postponed when the NYSE is closed or when the SEC declares an emergency. Additionally, Lincoln Life reserves the right to defer the payment of such amounts from the Fixed Account for a period not to exceed 6 months from the date written request is received by Lincoln Life; during any such deferred period, the amount payable will bear interest as required by law.

MISSTATEMENT OF AGE OR SEX. If the age or sex of either of the Insureds is misstated, Lincoln Life will adjust all benefits to the amounts that would have been purchased for the correct ages and sexes according to the basis specified in the "Table of Guaranteed Maximum Life Insurance Rates.

SUICIDE. If the second of the Insureds to die commits suicide, while sane or insane, within 2 years from the Date of Issue, the Death Benefit Proceeds will be limited to a refund of premiums paid, less (a) any indebtedness against the policy and (b) the amount of any partial surrenders. If the second of the Insureds to die commits suicide, while sane or insane, within 2 years from the date of any increase in the Specified Amount, the Death Benefit Proceeds with respect to such increase will be limited to a refund of the monthly charges for the cost of such additional insurance and the amount of insurance will be limited to the amount of Death Benefit Proceeds applicable before such increase was made provided that the increase became effective at least 2 years from the Date of Issue of the policy.

INCONTESTABILITY. Except for nonpayment of Monthly Deductions, this policy will be incontestable after it has been in force during the lifetime of both Insureds for 2 years from its Date of Issue. This means that Lincoln Life will not use any misstatement in the application to challenge a claim or avoid liability after that time. Any increase in the Specified Amount effective after the Date of Issue will be incontestable only after such increase has been in force for 2 years during the lifetime of both Insureds.

The basis for contesting an increase in Specified Amount will be limited to material misrepresentations made in the supplemental application for the increase. The basis for contesting after reinstatement will be (a) limited for a period of 2 years from the date of reinstatement and (b) limited to material misrepresentations made in the reinstatement application.

ANNUAL REPORT. Lincoln Life will send a report to the Owner at least once a year without charge. The report will show the Accumulation Value as of the reporting date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also show (a) the current Death Benefit Proceeds,
(b) the current policy values, (c) premiums paid and all deductions made since the last report, and (d) outstanding policy loans.

PROJECTION OF BENEFITS AND VALUES. Lincoln Life will provide a projection of illustrative future Death Benefit Proceeds and values to the Owner at any time upon written request and payment of a service fee, if any.


LN655                                                                         21

CHANGE OF PLAN. This policy may be exchanged for another policy only if the Company consents to the exchange and all requirements for the exchange, as determined by the Company, are met.

However, The Owner may exchange the policy for separate single life policies on each of the Insureds under any of the following circumstances: 1) a change in the Internal Revenue Code (IRC) that would result in a less favorable tax treatment of the Insurance provided under the policy, 2) the Insureds are legally divorced while the policy is inforce, or 3) the Insureds' business is legally dissolved while the policy is inforce.

Such a policy split is subject to all of the following conditions: 1) both Insureds are alive and the policy is inforce at the time of the change in circumstances noted above, 2) evidence of insurability satisfactory to Lincoln Life is furnished, unless a) the exchange is applied for within twelve months of the enactment of the change in the IRC, or b) the exchange is applied for within 24 months of the date of legal divorce with the split to become effective after 24 months following the date of legal divorce, 3) the amount of insurance of each new policy is not larger than one half of the Amount of Insurance then in force under the policy unless agreed to by the Company, and 4) any other requirements as determined by Lincoln Life are met.

The new policy will not take effect until the date all such requirements are met. The premium for each new policy is determined according to Lincoln Life's rates then in effect for that policy based on each Insured's then attained age and sex.

POLICY CHANGES - APPLICABLE LAW. This policy must qualify initially and continue to qualify as life insurance under the Internal Revenue Code in order for the Owner to receive the tax treatment accorded to life insurance under Federal law. Therefore, to maintain this qualification to the maximum extent permitted by law, Lincoln Life reserves the right to return any premium payments that would cause this policy to fail to qualify as life insurance under applicable tax law as interpreted by Lincoln Life. Further, Lincoln Life reserves the right to make changes in this policy or to make distributions from the policy to the extent it deems necessary, in its sole discretion, to continue to qualify this policy as life insurance. Any such changes will apply uniformly to all policies that are affected. The Owner will be given advance written notice of such changes.


LN655                                                                         22

                         OPTIONAL METHODS OF SETTLEMENT


This rider is made part of the policy to which it is attached as of the Date of Issue. Upon written request, the Company will agree to pay in accordance with any one of the options shown below all or part of the net proceeds that may be payable under the policy.

While an Insured is alive, the request, including the designation of the payee, may be made by the Owner. At the time the Death Benefit Proceeds become payable under the policy, the request, including the designation of the payee, may then be made by the Beneficiary. Once Income Payments have begun, the policy cannot be surrendered and the payee cannot be changed, nor can the settlement option be changed.

PAYMENT DATES. The first Income Payment under the settlement option selected will become payable on the date proceeds are settled under the option. Subsequent payments will be made on the first day of each month in accordance with the manner of payment selected.

MINIMUM PAYMENT AMOUNT. The settlement option elected must result in an Income Payment at least equal to the minimum payment amount in accordance with the Company's rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval that will provide the minimum payment amount. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable.

INCOME PAYMENTS. Income Payments will remain constant pursuant to the terms of the settlement option(s) selected. The amount of each Income Payment shall be determined in accordance with the terms of the settlement option and the table(s) set forth in this rider, as applicable. The mortality table used is the 1983 Individual Annuitant Mortality (IAM) Table "a" and 3% interest. In determining the settlement amount, the settlement age of the payee will be reduced by one year when the first installment is payable during the 1990's, reduced by two years when the first installment is payable during the decade 2000-2009, and so on.

FIRST OPTION: LIFE ANNUITY. An annuity payable monthly to the payee during the lifetime of the payee, ceasing with the last payment due prior to the death of the payee.

SECOND OPTION: LIFE ANNUITY WITH CERTAIN PERIOD. An annuity providing monthly income to the payee for a fixed period of 60, 120, 180, or 240 months (as selected), and for as long thereafter as the payee shall live.

THIRD OPTION: ANNUITY CERTAIN. An amount payable monthly for the number of years selected which may be from 5 to 30 years.

FOURTH OPTION: AS A DEPOSIT AT INTEREST. The Company will retain the proceeds while the payee is alive and will pay interest annually thereon at a rate of not less than 3% per year. Upon the payee's death, the amount on deposit will be paid.

EXCESS INTEREST. At the sole discretion of the Company, excess interest may be paid or credited from time to time in addition to the payments guaranteed under any Optional Method of Settlement.

ADDITIONAL OPTIONS. Any proceeds payable under the policy may also be settled under any other method of settlement offered by the Company at the time of the request.

                                     THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


LR650                                                                     Page 1

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE FOR EACH $1,000 APPLIED - MALE
----------------------------------------------------------- ---------------------------------------------------------
 Settlement age of       Number of instalments certain       Settlement age of      Number of instalments certain
   payee nearest                                               payee nearest
      birthday             60      120      180     240           birthday           60      120     180      240
----------------------------------------------------------- ---------------------------------------------------------
  Age     Life Annuity                                       Age   Life Annuity
   10         $2.87       $2.87   $2.87     $2.87   $2.87    35        $3.44       $3.44    $3.44    $3.43    $3.41
   11          2.89        2.89    2.89      2.88    2.88    36         3.48        3.48     3.48     3.46     3.45
   12          2.90        2.90    2.90      2.90    2.90    37         3.52        3.52     3.52     3.50     3.48
   13          2.92        2.92    2.91      2.91    2.91    38         3.57        3.56     3.56     3.54     3.52
   14          2.93        2.93    2.93      2.93    2.92    39         3.61        3.61     3.60     3.58     3.56

   15          2.95        2.95    2.95      2.94    2.94    40         3.66        3.65     3.65     3.63     3.60
   16          2.96        2.96    2.96      2.96    2.96    41         3.71        3.70     3.69     3.67     3.64
   17          2.98        2.98    2.98      2.98    2.97    42         3.76        3.75     3.74     3.72     3.68
   18          3.00        3.00    3.00      2.99    2.99    43         3.81        3.81     3.79     3.77     3.73
   19          3.02        3.02    3.01      3.01    3.01    44         3.87        3.86     3.85     3.82     3.77

   20          3.04        3.04    3.03      3.03    3.03    45         3.93        3.92     3.90     3.87     3.82
   21          3.06        3.05    3.05      3.05    3.05    46         3.99        3.98     3.96     3.92     3.87
   22          3.08        3.08    3.07      3.07    3.07    47         4.05        4.05     4.02     3.98     3.92
   23          3.10        3.10    3.09      3.09    3.09    48         4.12        4.11     4.09     4.04     3.97
   24          3.12        3.12    3.12      3.11    3.11    49         4.19        4.18     4.15     4.10     4.03

   25          3.14        3.14    3.14      3.14    3.13    50         4.27        4.26     4.22     4.17     4.08
   26          3.17        3.17    3.16      3.16    3.15    51         4.34        4.33     4.30     4.23     4.14
   27          3.19        3.19    3.19      3.19    3.18    52         4.43        4.41     4.37     4.30     4.20
   28          3.22        3.22    3.22      3.21    3.20    53         4.51        4.50     4.45     4.37     4.26
   29          3.25        3.25    3.24      3.24    3.23    54         4.60        4.59     4.54     4.45     4.32

   30          3.28        3.28    3.27      3.27    3.26    55         4.70        4.68     4.62     4.53     4.39
   31          3.31        3.31    3.30      3.30    3.29    56         4.80        4.78     4.72     4.61     4.45
   32          3.34        3.34    3.33      3.33    3.32    57         4.91        4.89     4.82     4.69     4.51
   33          3.37        3.37    3.37      3.36    3.35    58         5.03        5.00     4.92     4.78     4.58
   34          3.41        3.41    3.40      3.39    3.38    59         5.15        5.12     5.03     4.87     4.65



----------------------------------------------------------- ---------------------------------------------------------

                   OPTIONAL METHODS OF SETTLEMENT (CONTINUED)

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE FOR EACH $1,000 APPLIED - MALE
 ---------------------------------------------------------
  Settlement age of      Number of instalments certain
    payee nearest
       birthday           60      120     180      240
 ---------------------------------------------------------
  Age   Life Annuity
  60        $5.28       $5.25    $5.14    $4.96    $4.71
  61         5.43        5.39     5.27     5.06     4.78
  62         5.58        5.53     5.39     5.16     4.84
  63         5.74        5.69     5.53     5.26     4.90
  64         5.91        5.85     5.66     5.36     4.96

  65         6.10        6.03     5.81     5.46     5.02
  66         6.30        6.21     5.96     5.56     5.08
  67         6.51        6.41     6.12     5.66     5.13
  68         6.73        6.62     6.28     5.77     5.18
  69         6.97        6.84     6.44     5.86     5.23

  70         7.23        7.07     6.61     5.96     5.27
  71         7.51        7.32     6.79     6.05     5.31
  72         7.80        7.58     6.96     6.14     5.34
  73         8.12        7.85     7.14     6.23     5.37
  74         8.46        8.14     7.32     6.31     5.40

  75         8.82        8.45     7.50     6.38     5.42
  76         9.21        8.76     7.67     6.45     5.44
  77         9.63        9.10     7.84     6.51     5.45
  78        10.08        9.44     8.01     6.57     5.47
  79        10.56        9.80     8.17     6.62     5.48

  80        11.07       10.17     8.33     6.66     5.49
  81        11.62       10.55     8.48     6.70     5.49
  82        12.20       10.94     8.61     6.73     5.50
  83        12.82       11.33     8.74     6.76     5.50
  84        13.47       11.73     8.86     6.79     5.51

  85        14.17       12.12     8.97     6.81     5.51

 ---------------------------------------------------------


LR650                                                                     Page 2

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE FOR EACH $1,000 APPLIED - FEMALE
----------------------------------------------------------- ---------------------------------------------------------
 Settlement age of       Number of instalments certain       Settlement age of      Number of instalments certain
   payee nearest                                               payee nearest
      birthday             60      120      180     240           birthday           60      120     180      240
----------------------------------------------------------- ---------------------------------------------------------
  Age     Life Annuity                                       Age   Life Annuity
   10         $2.80       $2.80   $2.80     $2.80   $2.80    35        $3.26       $3.26    $3.26    $3.25    $3.24
   11          2.81        2.81    2.81      2.81    2.81    36         3.29        3.29     3.29     3.28     3.27
   12          2.82        2.82    2.82      2.82    2.82    37         3.32        3.32     3.32     3.31     3.30
   13          2.83        2.83    2.83      2.83    2.83    38         3.35        3.35     3.35     3.34     3.33
   14          2.85        2.85    2.85      2.84    2.84    39         3.39        3.39     3.38     3.38     3.37

   15          2.86        2.86    2.86      2.86    2.86    40         3.42        3.42     3.42     3.41     3.40
   16          2.87        2.87    2.87      2.87    2.87    41         3.46        3.46     3.46     3.45     3.43
   17          2.89        2.89    2.89      2.88    2.88    42         3.50        3.50     3.50     3.49     3.47
   18          2.90        2.90    2.90      2.90    2.90    43         3.54        3.54     3.54     3.53     3.51
   19          2.92        2.92    2.92      2.91    2.91    44         3.59        3.59     3.58     3.57     3.55

   20          2.93        2.93    2.93      2.93    2.93    45         3.64        3.63     3.63     3.61     3.59
   21          2.95        2.95    2.95      2.95    2.94    46         3.68        3.68     3.67     3.66     3.63
   22          2.96        2.96    2.96      2.96    2.96    47         3.73        3.73     3.72     3.71     3.68
   23          2.98        2.98    2.98      2.98    2.98    48         3.79        3.79     3.77     3.76     3.72
   24          3.00        3.00    3.00      3.00    2.99    49         3.84        3.84     3.83     3.81     3.77

   25          3.02        3.02    3.02      3.02    3.01    50         3.90        3.90     3.89     3.86     3.82
   26          3.04        3.04    3.04      3.03    3.03    51         3.97        3.96     3.95     3.92     3.88
   27          3.06        3.06    3.06      3.06    3.05    52         4.03        4.03     4.01     3.98     3.93
   28          3.08        3.08    3.08      3.08    3.07    53         4.10        4.10     4.08     4.04     3.99
   29          3.10        3.10    3.10      3.10    3.09    54         4.18        4.17     4.15     4.11     4.04

   30          3.13        3.13    3.12      3.12    3.12    55         4.25        4.25     4.22     4.18     4.11
   31          3.15        3.15    3.15      3.14    3.14    56         4.34        4.33     4.30     4.25     4.17
   32          3.18        3.18    3.17      3.17    3.16    57         4.42        4.41     4.38     4.32     4.23
   33          3.20        3.20    3.20      3.20    3.19    58         4.52        4.51     4.47     4.40     4.30
   34          3.23        3.23    3.23      3.22    3.22    59         4.61        4.60     4.56     4.48     4.37
----------------------------------------------------------- ---------------------------------------------------------

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE FOR EACH $1,000 APPLIED - FEMALE
---------------------------------------------------------
 Settlement age of      Number of instalments certain
   payee nearest
      birthday           60      120     180      240
---------------------------------------------------------
 Age   Life Annuity
 60        $4.72       $4.70    $4.66    $4.57    $4.44
 61         4.83        4.81     4.76     4.66     4.51
 62         4.95        4.93     4.87     4.75     4.58
 63         5.08        5.05     4.98     4.85     4.65
 64         5.21        5.18     5.10     4.95     4.72

 65         5.36        5.32     5.22     5.05     4.79
 66         5.51        5.47     5.36     5.16     4.86
 67         5.67        5.63     5.50     5.26     4.93
 68         5.85        5.80     5.65     5.37     5.00
 69         6.04        5.98     5.80     5.49     5.06

 70         6.25        6.18     5.97     5.60     5.12
 71         6.47        6.39     6.14     5.71     5.18
 72         6.71        6.62     6.32     5.83     5.23
 73         6.98        6.86     6.50     5.94     5.28
 74         7.26        7.12     6.69     6.04     5.32

 75         7.57        7.40     6.89     6.14     5.35
 76         7.90        7.69     7.09     6.24     5.39
 77         8.26        8.01     7.29     6.33     5.41
 78         8.65        8.34     7.49     6.41     5.43
 79         9.08        8.70     7.69     6.49     5.45

 80         9.54        9.07     7.89     6.55     5.47
 81        10.03        9.47     8.08     6.61     5.48
 82        10.58        9.88     8.26     6.66     5.49
 83        11.16       10.31     8.43     6.70     5.49
 84        11.80       10.75     8.59     6.74     5.50


 85        12.48       11.20     8.74     6.77     5.50

---------------------------------------------------------


ANNUITY CERTAIN TABLE FOR EACH $1,000 APPLIED
----------------------------------------------------------- ---------------------------------------------------------
     Number of years          Amount of each instalment        Number of years         Amount of each instalment
      during which                                               during which
   instalments will be                                       instalments will be
          paid                 Annual          Monthly               paid               Annual           Monthly
----------------------------------------------------------- ---------------------------------------------------------
              5                $211.99         $17.91                 12                 $97.54           $8.24
              6                 179.22          15.14                 13                  91.29            7.71
              7                 155.83          13.16                 14                  85.95            7.26
              8                 138.31          11.68                 15                  81.33            6.87
              9                 124.69          10.53                 16                  77.29            6.53
             10                 113.82           9.61                 17                  73.74            6.23
             11                 104.93           8.86                 18                  70.59            5.96

----------------------------------------------------------- ---------------------------------------------------------

---------------------------------------------------------
   Number of years         Amount of each instalment
     during which
 instalments will be
         paid               Annual           Monthly
---------------------------------------------------------
          19                 $67.78           $5.73
          20                  65.26            5.51
          25                  55.76            4.71
          30                  49.53            4.18



---------------------------------------------------------


LR650                                                                     Page 3

                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

               FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY ON
            THE LIVES OF TWO INSUREDS Non-Participating Variable life
           insurance payable upon death of the second Insured to die.
                            Adjustable Death Benefit.
              Surrender Value payable upon surrender of the policy.
          Flexible premiums payable to when the younger Insured reaches or would have reached Age 100 or the death of the second Insured to die, whichever is earlier. Investment results reflected in policy benefits.
                  Premium Payments and Supplementary Coverages
                     as shown in the Policy Specifications.


LN655

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY                 VUL/SVUL ADDENDUM TO
                                                         APPLICATION

                    THIS VUL/SVUL ADDENDUM IS SUBMITTED AS A
                   SUPPLEMENT TO A LIFE INSURANCE APPLICATION

------------------------------------------------------------------------------------------------------------------------------------

NAME OF PROPOSED INSURED(A):

------------------------------------------------------------------------------
                            FIRST                        MIDDLE  INITIAL                                  LAST
NAME OF PROPOSED INSURED(B):

------------------------------------------------------------------------------
                            FIRST                        MIDDLE  INITIAL                                  LAST


NAME OF OWNER(S):
                 -----------------------------------------------------------------------------------------
                                           PROVIDE FULL LEGAL NAME


------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
1. BROKER/       Print Name of Broker/Dealer:
   DEALER
   INFORMATION   ------------------------------------------------------------
                 Address:

                 ------------------------------------------------------------------------------

                 Telephone:                                          Field Office Code:
                           -------------------------------                             ----------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
2. INVESTMENT    Overall Investment Objective for Sub-Account Selections:   (SELECT ONE OBJECTIVE ONLY)
   OBJECTIVE      Aggressive Growth        Growth             Growth & Income                   Income
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
3.               TELEPHONE I(We) acknowledge that neither the Company nor any person authorized by the Company will be responsible for TRANSFER any claim, loss, liability or expense in connection with a telephone transfer if the Company or such other AUTHORIZA- person acted on telephone transfer instructions in good faith in reliance on this authorization.
                    Check here if you DO NOT wish to authorize telephone transfer instructions.
                    Check here if you DO NOT wish to authorize your registered representative/agent to make telephone transfers.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
4. NO LAPSE
   PROVISION     The No Lapse Provision will only be effective if
                 elected here and if the No Lapse Premium
                 requirement is met. (This provision may not be
                 available in all states for all products.)
   YES    NO
------------------------------------------------------------------------------------------------------------------------------------
5. AUTOMATIC       Quarterly           Semi-Annual           Annual
   REBALANCING
   YES           NOTE:  THIS SERVICE IS NOT AVAILABLE IF DOLLAR COST AVERAGING IS SELECTED.

                 (IF BOX IS NOT CHECKED, AUTOMATIC REBALANCING WILL NOT BE PROVIDED AT POLICY ISSUE.)
------------------------------------------------------------------------------------------------------------------------------------
6. DOLLAR COST   SELECT ONE TRANSFER OPTION (SEE THE PROSPECTUS FOR THE MINIMUM PER TRANSFER):
   AVERAGING     $_____________ monthly $_____________ quarterly

(FOLLOW          Each amount transferred is to be applied to the Fund(s) listed on the following page in the percentages
INSTRUCTIONS IN  noted (USE WHOLE PERCENTAGES ONLY.  TOTAL MUST EQUAL 100%).
SECTION 7 BEFORE
COMPLETING THIS
SECTION)         I(We) understand that these transfers will continue until the Fund is exhausted or I(we) terminate the program, whichever occurs earlier.  I(We) also understand that I(we) may add to such Fund at any time to continue this program or may change the periodic amounts.

   YES           NOTE:  IF DOLLAR COST AVERAGING IS SELECTED, ALLOCATIONS MUST BE MADE FROM
                 THE MONEY MARKET FUND.

                 (IF BOX IS NOT CHECKED, DOLLAR COST AVERAGING WILL NOT BE PROVIDED AT POLICY ISSUE.)
------------------------------------------------------------------------------------------------------------------------------------
7. INITIAL       FIXED ACCOUNT ________% Transfer(s) from the Fixed Account may only be made during the 30-day period
   PREMIUM       following each Policy Anniversary and is (are) subject to a maximum annual limit of 20% of the Fixed Account
   PAYMENT       Value as of that Policy Anniversary.  (SEE POLICY SPECIFICATION PAGE)
   ALLOCATION
------------------------------------------------------------------------------------------------------------------------------------
B10409



--------------------------------------------------------------------------------------------------------------------------
7. (CONT'D)                                 VARIABLE ACCOUNT -                        INITIAL              DOLLAR
   INITIAL PREMIUM                         SUB-ACCOUNTS (FUNDS)                       PREMIUM                COST
   PAYMENT                   (REFER TO THE PROSPECTUS FOR FUND AVAILABILITY)        ALLOCATION %       AVERAGING %
   ALLOCATION
---------------------------- --------------------------------------------------- --------------------- -------------------
                             --------------------------------------------------- --------------------- -------------------
(Allocation to any one       AIM VARIABLE INSURANCE FUNDS, INC.
% line must be 1%            --------------------------------------------------- --------------------- -------------------
or more.  Use whole               AIM V.I. Growth Fund
percentages only.            --------------------------------------------------- --------------------- -------------------
Grand Total of all                AIM V.I. International Equity Fund
allocations made in          --------------------------------------------------- --------------------- -------------------
this section of the               AIM V.I. Value Fund
application must equal       --------------------------------------------------- --------------------- -------------------
100%)
                             --------------------------------------------------- --------------------- -------------------
                             AMERICAN VARIABLE INSURANCE SERIES
                             --------------------------------------------------- --------------------- -------------------
                                  Global Small Capitalization Fund - Class 2
                             --------------------------------------------------- --------------------- -------------------
                                  Growth Fund - Class 2
                             --------------------------------------------------- --------------------- -------------------
                                  Growth-Income Fund - Class 2
                             --------------------------------------------------- --------------------- -------------------

                             --------------------------------------------------- --------------------- -------------------
                             BARON CAPITAL FUNDS TRUST
                             --------------------------------------------------- --------------------- -------------------
IF DOLLAR COST                    Baron Capital Asset Fund - Insurance Shares
AVERAGING                    --------------------------------------------------- --------------------- -------------------
is elected, an allocation
must be made to the          --------------------------------------------------- --------------------- -------------------
Money Market Fund and        BT INSURANCE FUNDS TRUST
the % allocated must         --------------------------------------------------- --------------------- -------------------
result in an initial amount       EAFE(R) Equity Index Fund
of at least $1,000 in such   --------------------------------------------------- --------------------- -------------------
account.  Please complete         Equity 500 Index Fund
Section 6.                   --------------------------------------------------- --------------------- -------------------
                                  Small Cap Index Fund
                             --------------------------------------------------- --------------------- -------------------

                             --------------------------------------------------- --------------------- -------------------
                             DELAWARE GROUP PREMIUM FUND, INC.
                             --------------------------------------------------- --------------------- -------------------
                                  Delchester Series
                             --------------------------------------------------- --------------------- -------------------
                                  Devon Series
                             --------------------------------------------------- --------------------- -------------------
                                  Emerging Markets Series
                             --------------------------------------------------- --------------------- -------------------
                                  REIT Series
                             --------------------------------------------------- --------------------- -------------------
                                  Small Cap Value Series
                             --------------------------------------------------- --------------------- -------------------
                                  Trend Series
                             --------------------------------------------------- --------------------- -------------------

                             --------------------------------------------------- --------------------- -------------------
                             FIDELITY VARIABLE INSURANCE PRODUCTS FUND
                             --------------------------------------------------- --------------------- -------------------
                                  Growth Portfolio - Service Class
                             --------------------------------------------------- --------------------- -------------------
                                  High Income Portfolio - Service Class
                             --------------------------------------------------- --------------------- -------------------
                             FIDELITY VARIABLE INSURANCE PRODUCTS FUND II
                             --------------------------------------------------- --------------------- -------------------
                                  Contrafund Portfolio - Service Class
                             --------------------------------------------------- --------------------- -------------------
                             FIDELITY VARIABLE INSURANCE PRODUCTS FUND III
                             --------------------------------------------------- --------------------- -------------------
                                  Growth Opportunities Portfolio - Service Class
                             --------------------------------------------------- --------------------- -------------------

                             --------------------------------------------------- --------------------- -------------------
                             JANUS ASPEN SERIES
                             --------------------------------------------------- --------------------- -------------------
                                  Balanced Portfolio
                             --------------------------------------------------- --------------------- -------------------
                                  Worldwide Growth Portfolio
                             --------------------------------------------------- --------------------- -------------------
                                  Global Technology Portfolio
                             --------------------------------------------------- --------------------- -------------------

                             --------------------------------------------------- --------------------- -------------------
                             LINCOLN NATIONAL
                             --------------------------------------------------- --------------------- -------------------
                                  LN Bond Fund Inc.
                             --------------------------------------------------- --------------------- -------------------
                                  LN Capital Appreciation Fund, Inc.
                             --------------------------------------------------- --------------------- -------------------
                                  LN Equity-Income Fund, Inc.
                             --------------------------------------------------- --------------------- -------------------
                                  LN Global Asset Allocation Fund, Inc.
                             --------------------------------------------------- --------------------- -------------------
                                  LN Money Market Fund, Inc.
                             --------------------------------------------------- --------------------- -------------------
                                  LN Social Awareness Fund, Inc.
                             --------------------------------------------------- --------------------- -------------------

                             --------------------------------------------------- --------------------- -------------------
                             MFS(R)VARIABLE INSURANCE TRUst
                             --------------------------------------------------- --------------------- -------------------
                                  MFS Emerging Growth Series
                             --------------------------------------------------- --------------------- -------------------
                                  MFS Total Return Series
                             --------------------------------------------------- --------------------- -------------------
                                  MFS Utilities Series
                             --------------------------------------------------- --------------------- -------------------

                             --------------------------------------------------- --------------------- -------------------
                             NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST
                             --------------------------------------------------- --------------------- -------------------
                                  AMT Mid Cap Growth Portfolio
                             --------------------------------------------------- --------------------- -------------------
                                  AMT Partners Portfolio
                             --------------------------------------------------- --------------------- -------------------

                             --------------------------------------------------- --------------------- -------------------
                             TEMPLETON VARIABLE PRODUCTS SERIES FUND
                             --------------------------------------------------- --------------------- -------------------
                                  International Fund - Class 2
                             --------------------------------------------------- --------------------- -------------------
                                  Stock Fund - Class 2
                             --------------------------------------------------- --------------------- -------------------

                             --------------------------------------------------- --------------------- -------------------
                             OTHER:
                             --------------------------------------------------- --------------------- -------------------

                             --------------------------------------------------- --------------------- -------------------

                NOTE: ALL PAYMENTS AND VALUES PROVIDED BY THE LIFE INSURANCE POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE
                VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. THE DEATH BENEFIT PROCEEDS AND THE CASH
                VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE VARIABLE ACCOUNT. ALSO, THE DEATH BENEFIT
                PROCEEDS MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS.
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

B10409

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

                                                    CERTIFICATIONS AND SIGNATURES

I(We) have read the above questions and answers and declare that they are complete and true to the best of my (our) knowledge and belief. I(We) agree, a) that this VUL/SVUL Addendum to Application and Life Insurance Application (Part I pages 1, 2, 3, 4 and 5, and Part IIA, or Part II, if required) shall form a part of any policy/contract issued, and b) that no Agent/Representative of the
Company shall have the authority to waive a complete answer to any question in this Addendum to Application, make or alter any contract, or waive any of the Company's other rights or requirements. I(We) further agree that no insurance shall take effect unless and until the policy/contract has been delivered to and accepted by me(us) and the initial premium paid during the lifetime of the
Proposed Insured(s), and provided the Proposed Insured(s) remain in the state of health and insurability represented in Parts I and
II, or Part IIA if required, of this Application.

I(We) acknowledge receipt of the current prospectus(es).


                                                                                                          _____________________
DATED AT (CITY AND STATE)                                              ON (MONTH, DAY AND YEAR)

                                                                                                          _____________________
SIGNATURE OF PROPOSED INSURED (A)

                                                                                                          _____________________
SIGNATURE OF PROPOSED INSURED (B)

                                                                                                          _____________________
SIGNATURE OF APPLICANT/OWNER/TRUSTEE/SUB-TRUSTEE IF OTHER THAN PROPOSED INSURED

                                                                                                          _____________________
SIGNATURE OF APPLICANT/OWNER/TRUSTEE/SUB-TRUSTEE IF OTHER THAN PROPOSED INSURED

                                                                                                          _____________________
SIGNATURE OF LICENSED AGENT/REPRESENTATIVE/BROKER (AS WITNESS)

                                                                                                          _____________________
SIGNATURE OF WITNESS (IF OTHER THAN AGENT/REPRESENTATIVE)


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

B10409